ASSIGNMENT AND ASSUMPTION OF LEASE
                             AND CONSENT OF LANDLORD

         This Assignment and Assumption of Lease and Consent of Landlord is entered into as of March 14, 2006, by and among ISAP, Inc., referred to as "Tenant" in this Agreement; Custom Federal, Inc., a California corporation, referred to as "Assignee" in this Agreement; and Fifth & laurel Associates, a California limited partnership, referred to as "Landlord" in this Agreement.

                                    Recitals

         A. Whereas, Tenant is the Tenant under that certain Office Lease Agreement (the "Lease") dated October 4, 2004, and all other documents pertaining thereto between Landlord and Tenant, for the lease of the premises located at 2445 Fifth Avenue, Suite 440, San Diego, California, and more particularly described in the Lease attached hereto and incorporated herein by this reference.

         B. Whereas, effective as of April 1, 2006 Tenant desires to transfer, assign and set over to Assignee and Assignee desires to acquire and assume all of Tenant's right, title and interest in, to and under the Lease.

         C. Whereas, Landlord agrees to the assignment by Tenant and assumption by Assignee of said Lease and the release of Tenant from all obligations under the Lease.

         NOW, THEREFORE, for value consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. Assignment of Lease. Tenant hereby assigns, sells, and conveys and otherwise transfers to Assignee all of Tenant's right, title and interest as tenant or lessee in, to and under the Lease (including but not limited to any security deposit, prepaid rent and all options and rights contained therein, and all subleases of the Premises) which is dated October 4, 2004, for the premises commonly known as and more particularly described therein. Said lease and all amendments thereto are referred to as the "Lease" and the premises therein demised is referred to as the "Premises" in this Agreement. A copy of the Lease (including all amendments thereto, if any) are attached as Exhibit "A" to this Agreement and Tenant warrants such copy to be a true and correct copy of the entire agreement between Landlord and Tenant with respect to the Premises. This assignment of Tenant's right, title and interest in the Lease to Tenant's Assignee shall be effective on April 1, 2006 (the "Effective Date"), provided that Landlord consents thereto as evidenced by its execution of this Agreement in the space set forth below.

         2. Assumption of Lease. Assignee hereby accepts all of Tenant's right, title and interest in and to the Lease and assumes and agrees to perform all corresponding obligations, terms, covenants, conditions and agreements under the Lease on, from and after the Effective Date. Assignee acknowledges that Assignee has inspected the Premises and knows the present condition thereof and accepts the Premises in the condition disclosed by such inspection. Further, Assignee acknowledges that Landlord has made no representation concerning the condition of the Premises, expressed or implied, and Assignee does not accept the Premises in reliance upon any such representation or any nondisclosure on the part of Landlord or Landlord's agents or employees.

         3. Consent of Landlord. Landlord hereby consents to the foregoing assignment of Tenant's right, title and interest in the Lease to Assignee and the corresponding acceptance thereof and assumption of Tenant's obligations,

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terms, covenants, conditions and agreements made under the Lease by Assignee subject to all of the terms, covenants, conditions and agreements set forth in this Agreement, and provided that Tenant shall not be in default in the performance of its obligations, terms, covenants, conditions and agreements under the Lease at any time prior to the Effective Date. Landlord shall in no event be required to charge or credit or make any other adjustment, as between Tenant and Assignee, on account of any other sums paid either before or after the Effective Date under the Lease by Tenant or Assignee with the exception of any balances that may be owed for rent, utilities or building operating expenses, if any. Landlord's consent to the assignment of Tenant's right, title and interest in and to the Lease set forth herein shall not be construed as a waiver of Landlord's right to reasonably refuse consent to any future proposed assignment nor as a waiver of any other rights which Landlord is provided under the Lease upon the occurrence of any proposed or purported future assignments or subletting of the Premises.

         4. Release of Tenant. Provided that Tenant shall not default in the performance of its obligations, terms, covenants, conditions and agreements under the Lease at any time prior to the Effective Date, upon the Effective Date, Landlord hereby releases Tenant from any and all obligations and liabilities in and under the Lease and agrees that Landlord shall look solely to Assignee or any obligor of such Lease for performance of such obligations, terms, covenants conditions and agreements under the Lease.

         5. Personal Guaranty. The existing limited Guarantee of the ISAP Lease executed by Brian M. Kelly, for the payment of rent only, not to exceed $61,000, as set forth in that certain Guarantee of Lease dated October 4, 2004 (the "Guarantee") shall remain in full force. The Landlord hereby agrees to review the request for a change in the guarantor of the lease at a later date once a history of performance can be established.

TENANT                                               ASSIGNEE

ISAP, INC.                                           CUSTOM FEDERAL, INC.

/s/ Brian M. Kelly                                   /s/ Brian M. Kelly
By: Brian M. Kelly                                   By: Brian M. Kelly
Its: President                                       Its: President

LANDLORD

FIFTH & LAUREL ASSOCIATES
A California limited liability corporation

By: RS Lawrence Development, Inc.
A California corporation, Managing member

/s/ Robert S. Lawrence
By: Robert S. Lawrence, President

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